Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-261568 on Form S-8 and in Registration Statement No. 333-267419 on Form F-3 of our report dated January 31, 2022, relating to the financial statements of Li-Cycle Holdings Corp. appearing in this Annual Report on Form 20-F for the year ended October 31, 2022.
/s/ Deloitte LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
February 6, 2023